Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp as of and for the period covered by the report.

Date: May 11, 2012	By:	/s/ Jerome J. Gassen
		Name:	Jerome J. Gassen
		Title:	President and Chief Executive Officer

Date: May 11, 2012	By:	/s/ John J. Letter
		Name:	John J. Letter
		Title:	Senior Vice President – Treasurer and
Chief Financial Officer